Exhibit 4.1

EIGHTH SUPPLEMENTAL INDENTURE
among
TEPPCO PARTNERS, L.P.
as Issuer,
TE PRODUCTS PIPELINE COMPANY, LLC,
TCTM, L.P.,
TEPPCO MIDSTREAM COMPANIES, LLC
and
VAL VERDE GAS GATHERING COMPANY, L.P.
as Subsidiary Guarantors,
and
U.S. BANK NATIONAL ASSOCIATION
as Trustee

October 27, 2009

7.625% SENIOR NOTES DUE 2012
6.125% SENIOR NOTES DUE 2013
5.90% SENIOR NOTES DUE 2013
6.65% SENIOR NOTES DUE 2018
7.55% SENIOR NOTES DUE 2038

     THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of October 27, 2009 (this “Eighth Supplemental Indenture”), among TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), TE Products Pipeline Company, LLC, a Texas limited liability company (“TE Products”), TCTM, L.P., a Delaware limited partnership (“TCTM”), TEPPCO Midstream Companies, LLC, a Texas limited liability company (“TEPPCO Midstream”), Val Verde Gas Gathering Company, L.P., a Delaware limited partnership (“Val Verde” and together with TE Products, TCTM, and TEPPCO Midstream, the “Subsidiary Guarantors”), and U.S. Bank National Association, successor, pursuant to Section 7.09 of the Original Indenture (as defined below) to Wachovia Bank, National Association and First Union National Bank, as trustee (the “Trustee”).
RECITALS OF THE PARTNERSHIP
     WHEREAS, TE Products, TCTM, TEPPCO Midstream and Jonah Gas Gathering Company, a Wyoming general partnership (“Jonah”), or their predecessors, and the Partnership have heretofore executed and delivered to the Trustee an Indenture dated as of February 20, 2002 (the “Base Indenture” and, as amended and supplemented prior to the date hereof, the “Original Indenture”), providing for the issuance from time to time of one or more series of the Partnership’s Debt Securities, and the Guarantee by each of the Subsidiary Guarantors (as defined therein) of the Debt Securities; and
     WHEREAS, pursuant to Section 9.02 of the Original Indenture, the Partnership and the Subsidiary Guarantors, when authorized by resolutions of the Board of Directors, and the Trustee may enter into a supplemental indenture to amend or supplement the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture; and
     WHEREAS, the only series of Debt Securities that are Outstanding are the 7.625% Senior Notes due 2012 (the “2012 Notes”), the 6.125% Senior Notes due 2013 (the “6.125% 2013 Notes”), the 5.90% Senior Notes due 2013 (the “5.90% 2013 Notes”), the 6.65% Senior Notes due 2018 (the “2018 Notes”) and the 7.55% Senior Notes due 2038 (the “2038 Notes” and, together with the 2012 Notes, the 6.125% 2013 Notes, the 5.90% 2013 Notes and the 2018 Notes, the “Notes”); and
     WHEREAS, Enterprise Products Operating LLC and Enterprise Products Partners L.P. (collectively “Enterprise”), have offered to exchange all of the Outstanding Notes, upon the terms and subject to the conditions set forth in the Enterprise Prospectus, dated October 7, 2009, and in the related Letter of Transmittal and Consent (the “Exchange Offers”); and
     WHEREAS, in connection with the Exchange Offers, Enterprise has been soliciting consents of the Holders to the amendments to the Indenture set forth herein (and to the execution of this Eighth Supplemental Indenture), and Enterprise has now obtained such consents from the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of each series; and
     WHEREAS, accordingly, this Eighth Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 9.02 of the Original Indenture; and

     WHEREAS, the execution and delivery of this Eighth Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Eighth Supplemental Indenture a valid and binding supplement to the Original Indenture effectively amending the Original Indenture as set forth herein have been duly taken;
     NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE 1.
RELATION TO INDENTURE; DEFINITIONS
     Section 1.1. Relation to Indenture.
     With respect to the Notes, this Eighth Supplemental Indenture constitutes an integral part of the Indenture.
     Section 1.2. Definitions.
     The Original Indenture, as amended and supplemented by this Eighth Supplemental Indenture, is referred to herein as the “Indenture.” For all purposes of this Eighth Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Original Indenture.
     Section 1.3. General References.
     All references in this Eighth Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Eighth Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Eighth Supplemental Indenture.
ARTICLE 2.
AMENDMENTS TO INDENTURE
     Section 2.1. Amendments.
     With respect to all Outstanding Notes:
     (a) Sections 4.06, 4.08, 4.09, 4.10, 4.12, 4.13, 4.14, 6.01(h), 9.01(a), 10.01 and 10.02 of the Original Indenture are hereby deleted and the Partnership is hereby released from its obligations thereunder.
     (b) Section 2.03(s) of the Original Indenture is hereby amended and restated in its entirety to read as follows:

     “(s) the applicability of, and any addition to or change in the covenants and definitions currently set forth in this Indenture.”
     (c) Section 4.05 of the Original Indenture is hereby amended and restated in its entirety to read as follows:
     “The Partnership shall comply with the provisions of TIA Section 314(a).”
     (d) Section 7.01(b)(ii) of the Original Indenture is hereby amended and restated in its entirety to read as follows:
     “(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but the Trustee shall examine the evidence furnished to it pursuant to Section 4.05 to determine whether or not such evidence conforms to the requirement of TIA Section 314(a).”
     (e) The term “Successor Partnership” in Section 1.02 of the Original Indenture is hereby deleted and the following definition for “Successor Partnership” is hereby added to Section 1.01 of the Indenture:
     “Successor Partnership” means the resulting, surviving or transferee Person if other than the Partnership in the consolidation or amalgamation of the Partnership with or merger of the Partnership with and into any Person, or sale, conveyance, transfer, lease or other disposition of all or substantially all of the Partnership’s assets to any Person.”
     (f) Any failure by the Partnership to comply with the terms of any of the Sections of the Original Indenture deleted hereby (whether before or after the execution of this Eighth Supplemental Indenture) shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture.
     Section 2.2. Deleted Defined Terms.
     In conjunction with the amendments identified in Section 2.1 above, the following defined terms used in the Original Indenture are hereby deleted:
     “Attributable Indebtedness”, “Capital Lease Obligation”, “Consolidated Net Tangible Assets”, “Funded Debt”, “Permitted Liens”, “Principal Property” and “Sale-Leaseback Transaction”.
     Section 2.3. Effectiveness.
     This Eighth Supplemental Indenture shall be effective as of the date hereof.

ARTICLE 3.
MISCELLANEOUS
     Section 3.1. Certain Trustee Matters.
     The recitals contained herein shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for their correctness.
     The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture or the proper authorization or due execution thereof by the Partnership.
     Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Eighth Supplemental Indenture.
     Section 3.2. Continued Effect.
     Except as expressly supplemented and amended by this Eighth Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by this Eighth Supplemental Indenture) is in all respects hereby ratified and confirmed. This Eighth Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.
     Section 3.3. Governing Law.
     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS EIGHTH SUPPLEMENTAL INDENTURE.
     Section 3.4. Counterparts.
     This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first written above.

TEPPCO PARTNERS, L.P.
By:	Texas Eastern Products Pipeline Company, LLC
Its: General Partner

By:	/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Executive Vice President and Chief Financial Officer

TE PRODUCTS PIPELINE COMPANY, LLC
By:	TEPPCO GP, LLC (as successor to TEPPCO GP, Inc.)
Its: Managing Member

By:	/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Executive Vice President and Chief Financial Officer

TCTM, L.P.
By:	TEPPCO GP, LLC (as successor to TEPPCO GP, Inc.)
Its: General Partner

By:	/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Executive Vice President and Chief Financial Officer

TEPPCO MIDSTREAM COMPANIES, LLC
By:	TEPPCO GP, LLC (as successor to TEPPCO GP, Inc.)
Its: Managing Member

By:	/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Executive Vice President and Chief Financial Officer

Eighth Supplemental Indenture (TEPPCO) — Signature Page (1 of 2)

VAL VERDE GAS GATHERING COMPANY, L.P.
By:	TEPPCO NGL Pipelines, LLC
Its: General Partner

By:	/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Steven A. Finklea
	Name:	Steven A. Finklea
	Title:	Vice President

Eighth Supplemental Indenture (TEPPCO) — Signature Page (2 of 2)